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Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

by and among

AI PAVE Dutchco I B.V.

and the other Parties hereto

Dated as of July 10, 2023

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6.5.	Successors and Assigns; Transferees	23
6.6.	Further Assurances	24
6.7.	Severability	24
6.8.	Counterparts	24
6.9.	Descriptive Headings	24
6.10.	Notices	24
6.11.	Delivery by pdf Image	26
6.12.	Governing Law	26
6.13.	Consent to Jurisdiction	26
6.14.	WAIVER OF JURY TRIAL	27
6.15.	Exercise of Rights and Remedies	27
6.16.	Aggregation of Registrable Securities	27
6.17.	No Recourse	27
6.18.	Authority; Effect	28

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AI PAVE DUTCHCO I B.V.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of July 10, 2023 (the “Effective Date”) by and among:

(i)

AI PAVE Dutchco I B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch Law, having its corporate seat at Amsterdam (address: Herengracht 450, 1017 CA Amsterdam, the Netherlands, trade register number 81838441) (the “Company”);

(ii)	Nürnberg Institut für Marktentscheidungen e.V., an association organized under German law (“NIM”);

(iii)	Acceleratio Topco S.C.A., a partnership limited by shares organized under Luxembourg law (“Acceleratio” and, together with NIM, the “Sellers”);

(iv)	AI Global Investments (Netherlands) PCC Limited, a protected cell company limited by shares incorporated under the laws of the Island of Guernsey (“Advent Holdco”); and

(v)	the other Holders that become parties hereto from time to time in accordance with the terms hereof (the parties listed in clauses (i) through (v), collectively, the “Parties”).

RECITALS

1. As of the date hereof, the Sellers acquired shares of the Company pursuant to the consummation of the transactions contemplated by that certain Equity Purchase Agreement, dated July 1, 2022, as amended from time to time (the “Purchase Agreement”). This Agreement is being entered into in connection therewith.

2. Unless otherwise noted herein, capitalized terms used herein shall have the meanings set forth in Section 5 of this Agreement.

3. This Agreement shall become effective as of the Effective Date.

AGREEMENT

NOW, THEREFORE, the Parties hereby agree as follows:

1.	DEMAND REGISTRATIONS.

1.1. Requests for Registration. At any time after the consummation of the Initial Public Offering, each of NIM and Acceleratio may initiate up to one (1) registration of all or part of the respective holder’s Registrable Securities on Form S-1, Form S-2 or any similar or successor long-form registration statement (“Long-Form Registrations”) and, if available, no more than two (2) registrations of all or part of the respective holder’s Registrable Securities on Form S-3 or any similar or successor short-form registration statement (“Short-Form Registrations”); provided,

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that, prior to the first anniversary of the consummation of the Initial Public Offering, NIM and Acceleratio shall not be permitted to initiate a Long-Form Registration unless at such time an Advent Holder (or group thereof) has previously exercised its right to initiate a Long-Form Registration under this Agreement or the Other Registration Rights Agreement (as defined below) at least once, unless otherwise consented to by Advent Holdco.

1.2. Demand Notice. All requests for Demand Registrations shall be made by giving written notice to the Company (a “Demand Notice”). Each Demand Notice shall specify the approximate number of Registrable Securities requested to be registered. Except in connection with an Initial Public Offering, within ten (10) days after receipt of any such Demand Notice, the Company will give written notice of such requested registration to all other Holders and, subject to Section 1.5, will include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting, if any) all Registrable Securities held by any Holder with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the delivery of the Company’s notice. In connection with an Initial Public Offering in which Advent or any Advent Holder is participating as a selling stockholder, no later than the date of public filing of a registration statement related to the Initial Public Offering, the Company will give written notice of such requested registration to all other Holders and, subject to Section 1.5, will include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting, if any) all Registrable Securities held by any Holder with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the delivery of the Company’s notice.

1.3. Demand Registration Expenses. The Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not it has become effective.

1.4. Short-Form Registrations. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short-form registration statement (unless the managing underwriter(s) of such offering reasonably requests the Company to use a Long-Form Registration in order to sell all of the Registrable Securities requested to be sold). After the Company has become eligible to use a Short-Form Registration, the Company will use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities. Each of NIM and Acceleratio may require the Company to file any Demand Registration with the SEC in accordance with and pursuant to Rule 415 under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”).

1.5. Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriter(s) advises the Company in writing that in its opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, then the Company shall include in such registration, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested by the Holders to be included in such offering that, in the opinion of such underwriter(s), can be sold without adversely

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affecting the marketability of the offering, pro rata among the respective Holders on the basis of the number of Registrable Securities owned by each such Holder, and, in the event that the number of Registrable Securities requested by the Holders is less than the number of securities which can be sold in such offering without adversely affecting the marketability of the offering, only then securities that are not Registrable Securities may be included, pro rata among the respective Holders thereof on the basis of the number of securities owned by each such Holder; provided, that, Advent Holdco agrees that if any Other Holder (other than any Advent Holder) has the contractual right to, and elects to, participate in such offering in an amount in excess of such Other Holder’s pro rata portion as determined hereunder, the number of securities of such Other Holder to be included in such offering will reduce the number of securities permitted to be sold by the Advent Holders (collectively, but allocated among them as determined by Advent Holdco or Advent) in such offering; provided, further, that if such underwriter(s) provide written notice advising in good faith that participation in the offering by any Holder who is, or is an Affiliate of, any employee of the Company or any of its Subsidiaries would materially and adversely affect the marketability of such offering, then Registrable Securities held by one or more such Holders may be excluded (in whole or in part) from such offering, even if such exclusion would not allow such Holders to participate on a pro rata basis with such other Holders.

1.6. Selection of Underwriters.

(a) In the event that Acceleratio or NIM initiates an underwritten offering in connection with a Demand Registration, such initiating Holder may (after consultation with Advent, and if any Advent Holder is participating in such underwritten offering, after consultation with and consent from Advent, such consent not to be unreasonably withheld or delayed) select the underwriter or underwriters to administer such underwritten offering; and

(b) In the event that any Advent Holder (or group thereof) initiates an underwritten offering in connection with a Demand Registration, such Advent Holder (or group thereof) will have the right (after consultation with Acceleratio and NIM) to select the underwriters or underwriters to administer such underwritten offering.

1.7. Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, other than this Agreement and the Registration Rights Agreement by and among the Company and the other parties thereto dated as of March 5, 2021 (as may be amended from time to time in accordance with its terms and this Agreement, the “Other Registration Rights Agreement”). Advent Holdco will not permit the Other Registration Rights Agreement to be amended in any way which would adversely affect the rights of Acceleratio or NIM under this Agreement or under the Other Registration Rights Agreement, and Advent Holdco will not permit any amendment to this Agreement that would adversely affect the rights of Acceleratio or NIM without the prior written consent of Acceleratio and/or NIM, as the case may be. In the event any provision of the Other Registration Rights Agreement with respect to the rights of Acceleratio or NIM is inconsistent with the corresponding provision of this Agreement, this Agreement shall control.

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1.8. Limitation on Demand Registrations. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated, or any similar such registration or shelf takedown pursuant to the Other Registration Rights Agreement was declared effective or consummated, as applicable, within the preceding ninety (90) days (unless otherwise consented to by the Company).

1.9. Delay in Filing; Suspension of Registration. Notwithstanding anything to the contrary contained herein, if the filing, initial effectiveness or continued use of a Demand Registration at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension more than once during any twelve (12)-month period for a period not to exceed sixty (60) days. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities that are included in such Demand Registration.

2.	PIGGYBACK REGISTRATIONS.

2.1. Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (except (a) with respect to an Initial Public Offering in which neither Advent nor any Advent Holder is participating as a selling stockholder or (b) in connection with a registration on Form S-4 or Form S-8 or any successor or similar form) (a “Piggyback Registration”), the Company will give prompt written notice to the Holders of its intention to effect such a registration and, subject to Sections 2.2 and 2.3 below, will include in such registration all Registrable Securities held by any Holder with respect to which the Company has received written requests for inclusion therein within ten (10) days after the delivery of the Company’s notice. Each such Company notice shall specify the approximate number of Company equity securities to be registered.

2.2. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter(s) advises the Company in writing (with a copy to each applicable party hereto requesting registration of Registrable Securities) that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering in an orderly manner and without adversely affecting the marketability of such offering, the Company will include in such registration: (a) first, the securities the Company proposes to sell, (b) second, the Registrable Securities requested to be included in such registration, pro rata among the respective Holders on the basis of the number of Registrable Securities owned by each such Holder, and (c) third, other

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securities requested to be included in such registration; provided, that, Advent Holdco agrees that if any Other Holder (other than any Advent Holder) has the contractual right to, and elects to, participate in such offering in an amount in excess of such Other Holder’s pro rata portion as determined hereunder, the number of securities of such Other Holder to be included in such offering will reduce the number of securities permitted to be sold by the Advent Holders (collectively, but allocated among them as determined by Advent Holdco or Advent) in such offering; provided, further, that if such underwriter(s) provide written notice advising in good faith that participation in the offering by any Holder who is, or is an Affiliate of, any employee of the Company or any of its Subsidiaries would materially and adversely affect the marketability of such offering, then Registrable Securities held by one or more such Holders may be excluded (in whole or in part) from such offering, even if such exclusion would not allow such Holders to participate on a pro rata basis with such other Holders.

2.3. Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Company securities (other than the Holders), and the managing underwriter(s) advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration: (a) first, the securities requested to be included therein by the applicable Holders requesting registration and the Registrable Securities requested to be included in such registration, pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder, and (b) second, other such securities requested to be included in such registration; provided, that, Advent Holdco agrees that if any Other Holder (other than any Advent Holder) has the contractual right to, and elects to, participate in such offering in an amount in excess of such Other Holder’s pro rata portion as determined hereunder, the number of securities of such Other Holder to be included in such offering will reduce the number of securities permitted to be sold by the Advent Holders (collectively, but allocated among them as determined by Advent Holdco or Advent) in such offering; provided, further, that if such underwriter(s) provide written notice advising in good faith that participation in the offering by any Holder who is, or is an Affiliate of, any employee of the Company or any of its Subsidiaries would materially and adversely affect the marketability of such offering, then Registrable Securities held by one or more such Holders may be excluded (in whole or in part) from such offering, even if such exclusion would not allow such Holders to participate on a pro rata basis with such other Holders.

3.	REGISTRATION AND COORDINATION GENERALLY.

3.1. Registration Procedures. Whenever the parties hereto have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as reasonably practicable:

(a) prepare and (within sixty (60) days after the end of the period within which requests for inclusion in such registration may be given to the Company) file with the SEC a Registration Statement with respect to such Registrable Securities and thereafter use its best efforts to cause such Registration Statement to become effective (provided that before filing a Registration

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Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to counsel to the Holders of the Registrable Securities to be included in such registration copies of all such documents proposed to be filed (not to exceed one counsel selected by NIM and one counsel selected by Acceleratio), which documents will be subject to review by such counsel(s));

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective (A) for at least one hundred eighty (180) days (subject to extension pursuant to Section 3.3(b)) or until the Holder or Holders have completed the distribution described in the Registration Statement relating to such distribution, whichever occurs first or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (B) in the case of a Shelf Registration, until the earlier of (I) the date on which all Registrable Securities have been sold under the Shelf Registration or otherwise no longer qualify as Registrable Securities, (II) when all such Registrable Securities can be sold without limitation in any ninety (90)-day period under Rule 144, and (III) the latest date allowed by applicable law, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or as required under applicable securities laws in the relevant jurisdiction;

(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in respect of doing business in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e) promptly notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the prospective purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

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(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and perform the Company’s obligations thereunder and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (which might include effecting a stock split or a combination of shares);

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, and to cooperate and participate as reasonably requested by any such seller in road show presentations, in the preparation of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein, and other activities as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller; provided, however, that any Person granted access to information regarding the Company pursuant to this Section 3.1(i) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (i) the release of such information is requested or required by a governmental, regulatory or self-regulatory authority or is otherwise required by law (including in connection with the sale of Registrable Securities), (ii) such information is or becomes publicly known other than through a breach of this Agreement by such Person (or any other agreement to which such Person has knowledge), (iii) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (iv) such information is independently developed by such Person;

(j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first (1st) day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

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(k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order;

(l) obtain one or more comfort letters, dated the date of the Prospectus or Prospectus supplement for such offering (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in the then-current customary form and covering such matters of the type customarily covered from time to time by comfort letters;

(m) provide a legal opinion of the Company’s outside counsel, dated the date of the closing of the offering (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including the preliminary Prospectus) and such other documents relating thereto in the then-current customary form and covering such matters of the type customarily covered from time to time by legal opinions of such nature;

(n) cooperate with the sellers of Registrable Securities covered by the Registration Statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery, if applicable, of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or such holders may request;

(o) notify counsel(s) for the sellers of Registrable Securities included in such Registration Statement and the managing underwriter(s), immediately, and confirm the notice in writing (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amendment Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus, or of the suspension of the qualification of the Registration Statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(p) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus;

(q) if requested by the managing underwriter(s) or any Holder covered by the Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s) or such Holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent, and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such Prospectus supplement or post-effective amendment; and

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(r) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such customary information relating to the sale or registration of such securities regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

3.2. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, preparation, printing, filing and printing expenses (including for any supplements and amendments), messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants (including, without limitation, the fees and disbursements in connection with any comfort letters pursuant to Section 3.1(l) of this Agreement), notaries, underwriters (excluding discounts and commissions), and other Persons retained by the Company and any expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the sale of Registrable Securities in an Underwritten Public Offering (all such expenses being herein called “Registration Expenses”), will be paid by the Company in respect of each Demand Registration, each Piggyback Registration, each Shelf Registration and each Shelf Takedown, whether or not it has become effective, including that the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b) In connection with each Demand Registration, each Piggyback Registration, each Shelf Registration and each Shelf Takedown, whether or not it has become effective, the Company will pay, and reimburse the Holders covered by such registration for the payment of, the reasonable fees and disbursements of one counsel selected by NIM and one counsel selected by Acceleratio, in each case not to exceed $50,000 per counsel (including any applicable local counsel) per registration, and such expenses shall be considered Registration Expenses hereunder.

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3.3. Participation in Underwritten Offerings.

(a) No Person may participate in any registration hereunder that is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided, that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.

(b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person’s receipt of the copies of a supplemented or amended Prospectus as contemplated by such Section 3.1(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 3.1(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 3.1(e).

3.4. Company Holdback. The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during (a) with respect to the Initial Public Offering, the one hundred eighty (180)-day period beginning on the effective date of such Initial Public Offering (except for the exercise of any over-allotment or “green shoe” option requested by the managing underwriter(s)), (b) with respect to any other underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven (7) days prior to and the ninety (90)-day period beginning on the effective date of such registration (or such shorter period as may be agreed to by the managing underwriter(s)), and (c) upon notice from a Holder that it intends to effect an underwritten distribution of Registrable Securities pursuant to a shelf registration (upon receipt of which, the Company will promptly notify all other Holders of the date of the commencement of such distribution), the seven (7) days prior to and the ninety (90)-day period beginning on the date of the Prospectus or Prospectus supplement for such offering (or such shorter period as may be agreed to by the managing underwriter(s)), in each case except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8, and in each case unless the managing underwriter(s) otherwise agrees. In addition, if during the last seventeen (17) days of the applicable restricted period described above, the Company issues an earnings release or material news or a material event relating to the Company occurs, or if, before the applicable restricted period expires, the Company announces that the Company will release earnings results during the sixteen (16)-day time period beginning on such restricted period’s last day, unless otherwise waived by the managing underwriter(s), then the foregoing restrictions will continue to apply until the expiration of the eighteen (18)-day time period beginning on the earnings release issuance or on the occurrence of the material news or material event.

3.5. Current Public Information. At all times after the Company has filed a Registration Statement with the SEC that has been declared effective, the Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will make publicly available such necessary information to permit sales pursuant to Rule 144 under the Securities Act), and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144.

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3.6. Shelf Registration.

(a) Shelf Registration. As promptly as practicable following the consummation of an Initial Public Offering, and in any event no later than twelve (12) months after such consummation, the Company shall file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by the then Holders thereof in accordance with the methods of distribution elected by such Holders, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Holder holds Registrable Securities (such period of effectiveness, the “Shelf Period”). Subject to Section 3.6(c), the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension more than one time during any twelve (12)-month period for a period not to exceed sixty (60) days. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Shelf Registration Statement.

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(d) Shelf Takedown.

(i)

At any time the Company has an effective Shelf Registration Statement with respect to NIM’s and/or Acceleratio’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, each of NIM and Acceleratio may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such holder’s Registrable Securities that may be registered under such Shelf Registration Statement (each such offering, a “Shelf Takedown”), and, as soon as practicable, the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

(ii)

(A) Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter) for any Marketed Underwritten Shelf Takedown, the Company shall deliver a notice (a “Marketed Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated; and (B) promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter (or such shorter period as may be reasonably requested)) for any Non-Marketed Underwritten Shelf Takedown, the Company shall deliver a notice (a “Non-Marketed Shelf Takedown Notice”) to (x) if on or prior to March 31, 2027, each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated, or (y) if after March 31, 2027, each other Holder (other than Advent or any Advent Holder) with Registrable Securities covered by the applicable Registration Statement, or to all other Holders (other than Advent or any Advent Holder) if such Registration Statement is undesignated (each such Holder receiving a Marketed Shelf Takedown Notice or a Non-Marketed Shelf Takedown Notice, as applicable, pursuant to clauses (A) or (B), a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with any Non-Marketed Underwritten Shelf Takedown) after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may

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condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety percent (90%) (or such lesser percentage specified by such Potential Takedown Participant) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.6(d)(ii) shall be determined by a majority of the participating Holders.

(iii)

The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated, or any similar such registration or shelf takedown pursuant to the Other Registration Rights Agreement was declared effective or consummated, as applicable, within the preceding ninety (90) days (unless otherwise consented to by the Company); provided, however, that such limitation shall not apply to any Non-Marketed Underwritten Shelf Takedown initiated during the period commencing on April 1, 2027 and ending on September 30, 2027. Each of NIM and Acceleratio shall have the right to participate in any Underwritten Shelf Takedown initiated by Advent or any Advent Holder pursuant to the Other Registration Rights Agreement, including Section 3.6 thereof, as if each of NIM and Acceleratio was a Holder party thereto; provided, however, that neither NIM or Acceleratio will have the right to participate in any Non-Marketed Underwritten Shelf Takedown initiated by Advent or any Advent Holder pursuant to the Other Registration Rights Agreement after March 31, 2027. During the period commencing on April 1, 2027 and ending on September 30, 2027, Advent agrees to consult with Acceleratio with respect to any Underwritten Shelf Takedown proposed to be initiated by Advent or any Advent Holder pursuant to the Other Registration Rights Agreement and to provide Acceleratio with the opportunity to effectuate a Non-Marketed Shelf Takedown prior to Advent being able to effectuate any such Underwritten Shelf Takedown on one occasion either during the period from April 1, 2027 to June 30, 2027 or during the period from July 1, 2027 to September 30, 2027.

(e) Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 3.6(d) advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be (x) first, allocated to each Holder that has requested to participate in such Underwritten Shelf Takedown an amount equal to the

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lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holder, and (ii) the number of such Registrable Securities equal to such Holder’s pro rata portion among the respective Holders on the basis of the number of Registrable Securities owned by each such Holder, provided, that, Advent Holdco agrees that if any Other Holder (other than any Advent Holder) has the contractual right to, and elects to, participate in such Underwritten Shelf Takedown in an amount in excess of such Other Holder’s pro rata portion as determined hereunder, the number of securities of such Other Holder to be included in such Underwritten Shelf Takedown will reduce the number of securities permitted to be sold by the Advent Holders (collectively, but allocated among them as determined by Advent Holdco or Advent) in such Underwritten Shelf Takedown, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

(f) Resale Rights. In the event that a Holder party hereto elects to request a Registration pursuant to this Section 3.6 in connection with a distribution of Registrable Securities to its equityholders, the Registration shall provide for resale by such equityholders, if requested by such Holder.

(g) Selection of Underwriters. (a) In the event that Acceleratio or NIM initiates an Underwritten Shelf Takedown, such initiating Holder may (after consultation with Advent, and if any Advent Holder is participating in such Underwritten Shelf Takedown, after consultation with and consent from Advent, such consent not to be unreasonably withheld or delayed) select the underwriter or underwriters to administer such Underwritten Shelf Takedown; and

(b) In the event that any Advent Holder (or group thereof) initiates an Underwritten Shelf Takedown, such Advent Holder (or group thereof) will have the right (after consultation with Acceleratio and NIM) to select the underwriters or underwriters to administer such Underwritten Shelf Takedown.

3.7. Lock-Up Agreements. In connection with each Registration or sale of Registrable Securities pursuant to Sections 1, 2 or 3.6 conducted as an Underwritten Public Offering, including an Initial Public Offering, each Holder party hereto agrees, if requested, to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) of such Underwritten Public Offering restricting such Holder’s right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such Holder or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed (x) one hundred eighty (180) days in the case of the Initial Public Offering or (y) ninety (90) days in the case of any registration or sale other than the Initial Public Offering). The terms of such lock-up agreements shall be negotiated among the Holders party to such lock-up agreements, the Company and the underwriters and shall include customary carve-outs from the restrictions on Transfer set forth therein.

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3.8. Rule 144 Coordination and Cooperation. The Company shall, at the Company’s expense, for so long as any Holder holds any Registrable Securities, use its reasonable best efforts to cooperate with the Holders to facilitate any proposed sale of Registrable Securities by the requesting Holder(s) in accordance with the provisions of Rule 144, including by using commercially reasonable efforts (i) to comply with the current public information requirements of Rule 144 as provided in Section 3.5 and (ii) to provide opinions of counsel as to the removal of any restrictive legends, as may be reasonably necessary in order for such Holder to avail itself of such rule to allow such Holder to sell such Registrable Securities without registration.

3.9. No Inconsistent Agreements; Additional Rights. The Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement and the Other Registration Rights Agreement. Neither the Company nor any of its Subsidiaries shall enter into any agreement after the date hereof granting registration or similar rights to any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed by the Company unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders party to this Agreement which is included.

4.	INDEMNIFICATION.

4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder party hereto and, as applicable, (i) its officers, directors, trustees, employees, stockholders, holders of beneficial interests, members, and general and limited partners and (ii) each of their respective Affiliates, officers, directors, trustees, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such persons (collectively, such Holder’s “Indemnitees”) against any and all losses, claims, damages, liabilities, joint or several, to which such Holder or any such Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) (“Losses”) arise out of or are based upon (a) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto, together with any documents incorporated therein by reference or (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse such Holder and each of its Indemnitees for any legal or any other expenses, including any amounts paid in any settlement effected with the consent of the Company, which consent will not be unreasonably withheld or delayed, incurred by them in connection with investigating or defending any such Losses; provided, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such Prospectus, or preliminary Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers, and directors and each Person who controls such underwriters (within the meaning of the Securities Act) in customary form pursuant to the underwriting agreement entered into with such underwriters. It is the intent that with respect to all advancement and indemnification obligations under this Section 4.1, the Company shall be the

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primary source of advancement, reimbursement, and indemnification relative to any direct or indirect shareholder of the Company (or any Affiliate of such shareholder, other than the Company or any of its Subsidiaries), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any of its Subsidiaries may also have an indemnification obligation, or insurance coverage the Indemnitee may have from any insurer providing insurance coverage to any source (other than the Company or any of its Subsidiaries or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries). The Company shall have no right to seek contribution, indemnity, or other reimbursement for any of its obligations under this Section 4.1 from any such direct or indirect shareholder of the Company (or any Affiliate of such shareholder, other than the Company or any of its Subsidiaries).

4.2. Indemnification by Holders. In connection with any Registration Statement in which a Holder party hereto is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, will (severally and not jointly) indemnify and hold harmless the Company and its Indemnitees, to the fullest extent permitted by the law, against any Losses arising out of or based upon (a) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or in any application, together with any documents incorporated therein by reference or (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder will reimburse the Company and each such Indemnitee for any reasonable and documented out-of-pocket legal or any other expenses, including any amounts paid in any settlement effected with the consent of such Holder, which consent will not be unreasonably withheld or delayed, reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the obligation to indemnify will be several, but not joint, and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement (after giving effect to any underwriters’ discounts and commissions), less any other amounts paid by such Holder in respect of such untrue statement, alleged untrue statement, omission or alleged omission.

4.3. Procedure. Any Person entitled to indemnification hereunder (the “Indemnified Party”) will (a) give prompt written notice to the indemnifying party (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification (provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to give such notice), and (b) unless, in such Indemnified Party’s reasonable judgment, a conflict of interest between such Indemnified Party and Indemnifying Party may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the

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Indemnifying Party will not be subject to any liability for any settlement made by the Indemnified Party without its consent (but such consent will not be unreasonably withheld). An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest may exist between such Indemnified Party and any other Indemnified Party with respect to such claim.

4.4. Entry of Judgment; Settlement. The Indemnifying Party shall not, except with the approval of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such Indemnified Party.

4.5. Contribution. If the indemnification provided for in this Section 4 is, other than expressly pursuant to its terms unavailable to or is insufficient to hold harmless an Indemnified Party under the provisions above in respect of any Losses, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party hereunder, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the Registration Statement on the other hand from the sale of Registrable Securities pursuant to the registered offering of securities as to which indemnity is sought or (b) only if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Parties on the other hand in connection with the statement or omissions (or alleged statements or omissions) which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or omission or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the Registration Statement and the Parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds (after giving effect to any underwriters discounts and commissions) received by such seller from the sale of Registrable Securities covered by the Registration Statement filed pursuant hereto, less any other amounts paid by such Holder in respect of such untrue statement, alleged untrue statement, omission, or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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4.6. Other Rights. The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

5.	DEFINITIONS.

“Acceleratio” shall have the meaning given to such term in the Preamble.

“Advent” means Advent International Corporation.

“Advent Holdco” shall have the meaning given to such term in the Preamble.

“Advent Holder” means Advent Holdco, any Advent Investor (as defined in the Other Registration Rights Agreement) or any Permitted Transferee (as defined in the Other Registration Rights Agreement) of any of the foregoing to the extent any of the foregoing holds any Registrable Securities (as defined in the Other Registration Rights Agreement).

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the managing board of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall mean, with respect to any Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, and (b) if such specified Person is a private equity investment fund, any other private equity investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning given to such term in Section 6.4.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York and/or the Netherlands.

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“Common Stock” shall mean the common stock or ordinary shares that will be listed on an exchange in the Initial Public Offering (and into which the existing equity will be converted or exchanged in connection with the Initial Public Offering).

“Company” shall have the meaning set forth in the Preamble.

“Control” (including with correlative meaning, the terms “Controlled by” and “under common Control with”) shall mean, as used with respect to any Person, the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Notice” shall have the meaning given to such term in Section 1.2.

“Demand Registrations” shall mean Long-Form Registrations and Short-Form Registrations requested pursuant to Section 1.1.

“Demanding Holder” shall mean the Holder party hereto requesting a Demand Registration pursuant to Section 1.1.

“Discriminate” shall mean, with respect to a specified Person, to change the rights and/or obligations of such specified Person as compared to other applicable Persons in a manner that is, or is reasonably expected to be, materially and adversely different than the changes to the rights and/or obligations of the other applicable Persons.

“Effective Date” shall have the meaning given to such term in the Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holdco” shall have the meaning given to such term in Section 6.2.

“Holders” shall mean the holders of Registrable Securities party hereto and their respective Permitted Transferees, and the holders of Registrable Securities party to the Other Registration Rights Agreement (including Advent Holdco and the other Advent Holders).

“Indemnified Party” shall have the meaning given to such term in Section 4.3.

“Indemnifying Party” shall have the meaning given to such term in Section 4.3.

“Indemnitees” shall have the meaning given to such term in Section 4.1.

“Initial Public Offering” shall mean (i) the initial Public Offering registered on Form S-1 or Form F-1 (or any successor form under the Securities Act) or listing (including a direct listing) as a result of which the securities of the Company (or, in each case, any corporate successor thereto) becomes listed on any national securities exchange or substantially equivalent market or (ii) the closing of a transaction with a special purpose acquisition company pursuant to which the Registrable Securities are registered or exchanged for securities that are registered under the Securities Act or under securities laws in non-U.S. jurisdictions.

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“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“KKR shall mean Kohlberg Kravis Roberts & Co. L.P.

“Losses” shall have the meaning given to such term in Section 4.1.

“Long-Form Registrations” shall have the meaning given to such term in Section 1.1.

“Management Aggregator” shall have the meaning given to such term in the Preamble.

“Marketed Shelf Takedown Notice” shall have the meaning given to such term in Section 3.6(d).

“Marketed Underwritten Shelf Takedown” shall mean any Underwritten Shelf Takedown that involves a customary “roadshow” (including an “electronic roadshow”) or other substantial marketing efforts by the Company and the underwriter(s) over a period of at least 48 hours.

“NIM” shall have the meaning set forth in the Preamble.

“Non-Marketed Shelf Takedown Notice” shall have the meaning given to such term in Section 3.6(d).

“Non-Marketed Underwritten Shelf Takedown” shall mean any Underwritten Shelf Takedown that is not a Marketed Underwritten Shelf Takedown.

“Other Holder” shall mean a holder of Registrable Securities (as defined in the Other Registration Rights Agreement) that is not a party to this Agreement.

“Other Registration Rights Agreement” shall have the meaning given to such term in Section 1.7.

“Permitted Transferee” shall mean, with respect to any Holder party to this Agreement, any Affiliate controlled by such Holder; provided, in each instance, that such transferee (x) agrees in writing to be bound by the provisions of this Agreement as if such transferee were the original signatory hereto and (y) shall thereafter be deemed to be a Holder under this Agreement.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning given to such term in Section 2.1.

“Potential Takedown Participant” shall have the meaning given to such term in Section 3.6(d).

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“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” shall mean a public offering and sale of Common Stock for cash and which is registered under the Securities Act and filed with the SEC; provided, that the following shall not be considered a Public Offering: (a) any issuance of equity as consideration for a merger or other acquisition pursuant to a registration statement on Form S-4 or any similar form or (b) any issuance of equity or rights to acquire equity to Holders party hereto or to employees of the Company or its Subsidiaries pursuant to a registration statement on Form S-8 or any similar form.

“Purchase Agreement” shall have the meaning given to such term in the Recitals.

“Registrable Securities” shall mean (i) all shares of Common Stock that are not then subject to forfeiture to the Company, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security not then subject to vesting or forfeiture to the Company, and (iii) all shares of Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i) and (ii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement (if new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act), (x) such securities shall have been Transferred pursuant to Rule 144, (y) with respect to Registrable Securities of a Holder, at any time such Holder and its Affiliates collectively beneficially own less than 3.0% of the outstanding shares of Common Stock and such Holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), or (z) such securities shall have ceased to be outstanding.

“Registration Expenses” shall have the meaning given to such term in Section 3.2.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act covering the resale of Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Rule 144” shall mean SEC Rule 144 under the Securities Act, as Rule 144 may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“SEC” shall mean the United States Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the related regulations and published interpretations.

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“Sellers” shall have the meaning set forth in the Preamble.

“Shelf Registration” shall have the meaning given to such term in Section 1.4.

“Shelf Takedown” shall have the meaning given to such term in Section 3.6(d).

“Shelf Takedown Notice” shall mean a Marketed Shelf Takedown Notice or a Non-Marketed Shelf Takedown Notice, as applicable.

“Shelf Takedown Request” shall have the meaning given to such term in Section 3.6(d).

“Short-Form Registrations” shall have the meaning given to such term in Section 1.1.

“Subsidiary” shall mean, with respect to any specified Person, any other Person of which such specified Person will, at the time, directly or indirectly through one or more Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests, or (c) be a general partner, managing member or joint venturer.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Registrable Securities to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to a merger, reorganization, consolidation, judicial process or otherwise (including a transfer by way of entering into a financial instrument or contract the value of which was determined in whole or part by reference to the Common Stock), and, without limiting the generality of the foregoing, shall include any interspousal transfer incident to a dissolution of marriage.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

6.	MISCELLANEOUS.

6.1. No Inconsistent Agreements; Foreign Registration. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement. In the event the Company approves a Public Offering or a sale of the Common Stock (or other securities representing, or exercisable for or convertible into, such Common Stock) pursuant to the securities laws of a country other than the United States of America, the Company shall have the power to amend this Agreement in such manner as it shall deem reasonably necessary to ensure that the provisions of this Agreement will apply in as close to the same manner as possible under such foreign securities laws, and to otherwise preserve and give effect to the rights of the Parties.

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6.2. Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders party hereto to include such Registrable Securities in a registration undertaken pursuant to this Agreement. If the Holders party hereto create a new holding company (“Holdco”), the result of which is that the equityholders of the Company immediately before such event become all the equityholders of Holdco, then in each instance the provisions of this Agreement will, in addition to applying to the Company, also apply to Holdco in the same manner as if Holdco were substituted for the Company throughout this Agreement.

6.3. Remedies. The Company and each other party hereto shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any other party hereto. The Parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the Parties shall be entitled to specific performance of the obligations of the other Parties and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate under the circumstances.

6.4. Amendment and Waiver. This Agreement may be amended, modified, extended, terminated, or waived (an “Amendment”), and the provisions hereof may be waived, only by an agreement in writing signed by NIM, Acceleratio, and the Company; provided, that the admission of a Permitted Transferee of a Holder party hereto or another Transferee of a Holder party hereto pursuant to a Transfer that is approved by the Company shall not constitute an Amendment of this Agreement for purposes of this Section 6.4. Each such Amendment shall be binding upon each party hereto and each Holder subject hereto. In addition, each party hereto and each Holder subject hereto may waive any right hereunder, as to itself, by an instrument in writing signed by such party hereto or Holder party hereto. The failure of any party hereto to enforce any provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 6.4, any Amendment to the definitions used in such Section as applied to such Section shall also require the same specified consent. No termination of any portion of this Agreement (or of this Agreement in its entirety) shall relieve any Person of liability for breach prior to such termination.

6.5. Successors and Assigns; Transferees. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, heirs and permitted assigns. In the event of any merger, recapitalization, reorganization, restructuring, conversion, dissolution, liquidation, winding up, or other distribution of or by the Company in connection with or in contemplation of an Initial Public Offering, this Agreement shall be enforceable against such successor entity in accordance with its terms, and no such designation shall be considered an Amendment of this Agreement for purposes of Section 6.4 or any other provision of this Agreement. Any Permitted Transferee shall become a party to this Agreement and subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Person that Transfers such Registrable Securities to such Permitted Transferee. Prior to the Transfer of any Registrable Securities to any such Permitted Transferee, and as a condition thereto, each Holder party hereto effecting such Transfer shall (a) cause such Permitted Transferee to deliver to the Company its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (b) remain directly liable for the performance by such Permitted Transferee of all obligations of such Permitted Transferee under this Agreement.

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6.6. Further Assurances.

(a) Each of the Parties shall cooperate with each other Party, shall do and perform or cause to be done and performed all acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(b) If reasonably requested by the Company in connection with an Initial Public Offering, each party thereto agrees to enter into a separate agreement, or agreements, to reflect and give effect to the substance of the terms of this Agreement.

6.7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile or pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

6.9. Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not be construed to define or limit any of the terms or provisions hereof.

6.10. Notices. All notices and other communications required or permitted hereunder shall be (i) in writing and shall be deemed effectively given upon personal delivery (which may be evidenced by a return receipt if sent by registered mail or by signature if delivered by courier or delivery service) and (ii) addressed as follows:

If to the Company or Advent Holdco, to:

c/o Advent International Corporation

800 Boylston Street

Boston, Massachusetts 02199

Attention:	Chris Egan
Amanda M. Morrison
Email:	[***]
[***]

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with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention:	Christian J. Westra, Esq.
Email:	[***]

and:

Ropes & Gray LLP

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention:	Matthew J. Richards, Esq.
Email:	[***]

If to NIM, to its address set forth in Exhibit A, with a copy to (which shall not constitute notice):

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10111

Attention:	Scott Weiser
Email:	[***]

and

Baker & Hostetler LLP

2850 North Harwood Street Suite 1100

Dallas, TX 75201

Attention:	Ryan D. Gorsche
Email:	[***]

and

Fieldfisher

Grünstraße 15, 40212

Düsseldorf, Germany

Attention:	Dr. Susanne Rückert
Email:	[***]

If to Acceleratio, to its address set forth in Exhibit A, with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Mark Pflug
Email:	[***]

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Notice to the holder of record of any shares of Common Stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

6.11. Delivery by pdf Image. This Agreement and any signed agreement or instrument entered into in connection herewith or contemplated hereby, except for notarial deeds, and any amendments hereto or thereto, to the extent signed and delivered by means of a pdf image, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a pdf image to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a pdf image as a defense to the formation of a contract and each such party forever waives any such defense.

6.12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.

6.13. Consent to Jurisdiction. Each party hereto (a) hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware located in Wilmington, Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that any such proceeding brought in the above named court is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before the above-named court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than the above-named court whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party hereto may commence and maintain an action to enforce a judgment of the above-named court in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.10 hereof is reasonably calculated to give actual notice.

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6.14. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6.14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO FURTHER AGREES TO IRREVOCABLY WAIVE HIS, HER OR ITS RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING AND ANY SUCH PROCEEDING SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

6.15. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default by any other party hereto shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

6.16. Aggregation of Registrable Securities. All Registrable Securities held by a Holder party hereto, its Affiliates, and other Person(s) included within the definition of such Holder party hereto shall be aggregated together for purposes of determining the availability of any rights or incurrence of any obligations under this Agreement. The Holders party hereto may allocate to any Person included within the definition of such Holder the ability to exercise any rights and/or the incurrence of any obligations under this Agreement in any manner that such Holder sees fit, provided, that, to the extent applicable, no Person included within the definition of such Holder may exercise any right granted hereunder without the approval of such Person(s) holding at least a majority of the Registrable Securities deemed to be held by such Holder as of the date on which such action is to be taken or such right is to be exercised. For the avoidance of doubt, the control by any Person of any Registrable Security deemed to be held by a Holder party hereto confers no right hereunder other than those granted to such Holder.

6.17. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each party hereto covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any party hereto or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any party hereto or any current or future member of any party hereto or any current or future director, officer, employee, partner or member of any party hereto or of any Affiliate or assignee thereof, as such, for any obligation of any party hereto under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

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6.18. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party hereto that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the Parties, or to constitute a joint venture or other association among the Parties.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Agreement to be executed as of the date first written above.

COMPANY

AI PAVE Dutchco I B.V.

By.	/s/ J.A. Nuccio
Name: J.A. Nuccio Title: Managing Director

ADVENT HOLDCO AI Global Investments (Netherlands) PCC Limited

By.	/s/ L. Kruimer
Name: L. Kruimer Title: Managing Director

[Signature Page to Registration Rights Agreement]

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NIM

Nürnberg Institut für Marktentscheidungen e.V.

By.	/s/ Ralf Klein-Bolting
Name: Ralf Klein-Bolting Title: President

By.	/s/ Dr. Andreas Neus
Name: Dr. Andreas Neus Title: Vice President

ACCELERATIO

Acceleratio Topco S.C.A.

By.	/s/ Dr. Wolfgang Zettel
Name: Dr. Wolfgang Zettel Title: Manager

[Signature Page to Registration Rights Agreement]

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EXHIBIT A

SHAREHOLDERS:

SELLERS

Nürnberg Institut für Marktentscheidungen e.V.

Steinstrasse 21

90419 Nürnberg, Germany

Attention:	Manfred Scheske, President
Ralf Klein-Bölting, Vice-President

Acceleratio Topco S.C.A.

2, rue Edward Steichen

L-2540 Luxembourg, Grand Dutchy of Luxembourg

Attention:	Stefan Lambert
Dr. Wolfgang Zettel